UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 12, 2006

Date of Report (Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-32877	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

189 WELLS AVENUE

NEWTON, MASSACHUSETTS

02459

(Address of Principal Executive Offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 12, 2006, we received a letter from David H. Smith, one of our directors, notifying us of Mr. Smith’s resignation from the Board of Directors of Pro-Pharmaceuticals, Inc. effective immediately. Mr. Smith was a member of our Compensation Committee. In his letter, Mr. Smith indicated that his resignation was due to differences on how the company has been and continues to be managed, including our recent financing. A copy of Mr. Smith’s resignation letter is filed herewith as Exhibit 17.

No later than the day that we file this Form 8-K with the SEC, we will provide Mr. Smith with a copy of the disclosures made in this Form 8-K and inform him that he has the opportunity to furnish us as promptly as possible with a letter stating whether he agrees with the statements made in this Form 8-K and, if not, stating the respects in which he does not agree. Any such letter received by us from Mr. Smith will be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

17.1	Letter of David H. Smith to David Platt, Chief Executive Officer of Pro-Pharmaceuticals, Inc., dated September 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

Date: September 15, 2006	By:	/s/ David Platt
David Platt
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
17.1	Letter of David H. Smith to David Platt, Chief Executive Officer of Pro-Pharmaceuticals, Inc., dated September 7, 2006